                                                                    Exhibit 3.18

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:31 AM 05/01/2000
                                                          001220463 - 3160392



                           CERTIFICATE OF AMENDMENT
                                      TO
                           CERTIFICATE OF FORMATION
                                      OF
                                ASC ALASKA, LLC


   1. The name of the limited liability company is ASC Alaska LLC.

   2. The Certificate of Formation of the limited liability company is hereby amended by deleting the first paragraph thereof in its entirety and substituting the following thereof:

      "1. Name. The name of the limited liability company is American Seafoods Company LLC."


   IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to Certificate of Formation to be executed this 29th day of April, 2000.


                                             ASC ALASKA LLC

                                             By:   American Seafoods Group LLC
                                                  ------------------------------

                                             Its: Member and Authorized Person
                                                  ------------------------------

                                                  By:    /s/ Michael J. Hyde
                                                     ---------------------------
                                                            Michael J. Hyde
                                                           Managing Director

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 01/14/2000
                                                          001024234 - 3160392



                           CERTIFICATE OF FORMATION
                                      OF
                                ASC ALASKA LLC


   1. Name. The name of the limited liability company is ASC Alaska LLC.

   2. Registered Office and Agent. The address of its registered office in the State of Delaware is The Corporation Trust Company located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.


   IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed this 14th day of January, 2000.



                                                  /s/ Joseph R. McKechnie, Jr.
                                                  ------------------------------
                                                  Joseph R. McKechnie, Jr.
                                                  Authorized Person